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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Metrocall, Inc. on Form S-8 of our report dated February 27, 1998, except for
Note 10 as to which the date is December 1, 1998, on our audits of the combined financial statements of AT&T Wireless Services, Inc. - Messaging Division, a business unit of AT&T Wireless Services, Inc., as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Form 8-K/A of Metrocall, Inc. as filed on January 27, 1999.


/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP

SEATTLE, WASHINGTON
FEBRUARY 12, 1999